Exhibit 10.35

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE COMMISSION, Plaintiff, v. BIOVAIL CORPORATION, et al., Defendants.	08 Civ. ECF CASE

FINAL JUDGMENT AS TO DEFENDANT

BIOVAIL CORPORATION

The Securities and Exchange Commission having filed a Complaint and Defendant Biovail having entered a general appearance; consented to the Court’s jurisdiction over Defendant and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment:

I.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) [ 15 U.S.C. § 78j(b)] and Rule 10b-5 [17 C.F.R. § 240.10b-5], by using any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, in connection with the purchase or sale of any security:

(a)           to employ any device, scheme, or artifice to defraud:

(b)           to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

(c)           to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

II.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 17(a) of the Securities Act of 1933 (the “Securities Act”) [15 U.S.C. § 77q(a)] in the offer or sale of any security by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly:

(a)           to employ any device, scheme, or artifice to defraud;

(b)           to obtain money or property by means of any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements

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made, in light of the circumstances under which they were made, not misleading; or

(c)           to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.

III.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 13(a) of the Exchange Act [15 U.S.C. § 78m(a)] and Rules 12b-20, 13a-1, and 13a-16 [17 CFR §§ 240.12b-20, 240.13a-1, and 240.13a-16] by, directly or indirectly:

(a)           failing to file with or furnish to the Commission any report required to be filed or furnished to the Commission pursuant to Section 13(a) of the Exchange Act [15 U.S.C. § 78m(a)], and the rules and regulations promulgated thereunder; or

(b)           filing with or furnishing to the Commission a report required to be filed with or furnished to the Commission pursuant to Section 13(a) of the Exchange Act [15 U.S.C. § 78m(a)] and the rules and regulations promulgated thereunder that: (1) contains an untrue statement of material fact; (2) fails to include, in addition to the information required to be stated in such report, such further material information as may be necessary to make the required statements, in light of the circumstances

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under which they are made, not misleading; or (3) fails to disclose any information required to be disclosed therein.

IV.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Sections 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act [15 U.S.C. §§ 78m(b)(2)(A) and 78m(b)(2)(B)] by, directly or indirectly:

(a)           failing to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflected the transactions and dispositions of its assets; and

(b)           failing to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that:

i.        transactions were executed in accordance with management’s general or specific authorization;

ii.       transactions were recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets;

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iii.      access to assets was permitted only in accordance with management’s general or specific authorization; and

iv.     the recorded accountability for assets was compared with the existing assets at reasonable intervals and appropriate action was taken with respect to any differences.

V.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Rule 302(b) of Regulation S-T [17 CFR § 232.302(b)] by, directly or indirectly, failing to retain for a period of five years and produce to the Commission staff upon request manually signed signature pages or other documents authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within its electronically filed annual reports on Form 20-F.

VI.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant shall disgorge $1, representing profits gained as a result of the conduct alleged in the Complaint, and pay a civil penalty in the amount of $10 million pursuant to Section 20(d) of the Securities Act [ 15 U.S.C. § 77t(d)] and Section 21(d)(3) of the Exchange Act [ 15 U.S.C. § 78u(d)(3)]. Defendant shall satisfy this obligation by paying a total of $10,000,001 within ten business days of the entry of this Final Judgment to the Clerk of this Court by means of a certified check, bank cashier’s check, or United States postal money order payable to the Clerk of the Court, together

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with a cover letter identifying Biovail Corporation as a defendant in this action; setting forth the title and civil action number of this action and the name of this Court; and specifying that payment is made pursuant to this Final Judgment. Defendant shall simultaneously transmit photocopies of such payment and letter to the Commission’s counsel in this action, Robert J. Keyes, U.S. Securities and Exchange Commission. New York Regional Office, 3 World Financial Center. Room 400, New York. New York 10281-1022. By making this payment, Defendant relinquishes all legal and equitable right, title, and interest in such funds, and no part of the funds shall be returned to Defendant. The Clerk shall deposit the funds into an interest bearing account with the Court Registry Investment System (“CRIS”). These funds, together with any interest and income earned thereon (collectively, the “Fund”), shall be held in the interest bearing account until further order of the Court. In accordance with 28 U.S.C. § 1914 and the guidelines set by the Director of the Administrative Office of the United States Courts, the Clerk is directed, without further order of this Court, to deduct from the income earned on the money in the Fund a fee equal to ten percent of the income earned on the Fund. Such fee shall not exceed that authorized by the Judicial Conference of the United States. Defendant shall pay post judgment interest on any delinquent amounts pursuant to 28 U.S.C. § 1961.

The Commission may by motion propose a plan to distribute the Fund subject to the Court’s approval. Such a plan may provide that the Fund shall be distributed pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002. Regardless of whether any such Fair Fund distribution is made, amounts ordered to be paid as civil penalties pursuant to this Judgment shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Defendant shall not, after offset or reduction of any award of compensatory damages in any Related Investor Action based

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on Defendant’s payment of disgorgement in this action, argue that it is entitled to, nor shall it further benefit by, offset or reduction of such compensatory damages award by the amount of any part of Defendant’s payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Defendant shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this Judgment. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Defendant by or on behalf of one or more investors based on substantially the same facts as alleged in the Complaint in this action.

VII.

IT IS ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein.

VIII.

IT IS ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment.

IX.

There being no just reason for delay, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, the Clerk is ordered to enter this Final Judgment forthwith and without further notice.

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CONSENT OF DEFENDANT BIOVAIL CORPORATION

1.             Defendant Biovail Corporation (“Defendant”) waives service of a summons and the complaint in this action, enters a general appearance, and admits the Court’s jurisdiction over Defendant and over the subject matter of this action.

2.             Without admitting or denying the allegations of the complaint (except as to personal and subject matter jurisdiction, which Defendant admits), Defendant hereby consents to the entry of the final Judgment in the form attached hereto (the “Final Judgment”) and incorporated by reference herein, that, among other things:

A.            permanently restrains and enjoins Defendant from violation of Section 17(a) of the Securities Act of 1933 ( “Securities Act”) [15 U.S.C. § 77q(a)], Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 ( “Exchange Act”) [15 U.S.C. §§ 78j(b), 78m(a), 78m(b)(2)(A), and 78m(b)(2)(B)] and Rules 10b-5, 12b-20, 13a-1, and 13a-16, and Rule 302(b) of Regulation S-T [17 C.F.R. §§ 240.10b-5, 240.12b-20, 240.13a-1, 240.13a-16, and 232.302(b)];

B.            orders Defendant to pay disgorgement in the amount of $1;

C.            orders Defendant to pay a civil penalty in the amount of $10 million pursuant to Section 20(d) of the Securities Act [15 U.S.C. § 77t(d)] and Section 21(d)(3) of the Exchange Act [ 15 U.S.C. § 78u(d)(3)]; and

D.            orders Defendant to comply with the undertakings and agreements set forth in this Consent.

3.             Defendant acknowledges that the civil penalty paid pursuant to the Final Judgment may be distributed pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002. Regardless of whether any such Fair Fund distribution is made, the civil penalty shall be treated as a penalty paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Defendant agrees that it shall not, after offset or reduction of any award of compensatory damages in any Related Investor Action based on Defendant’s payment of disgorgement in this action, argue that it is entitled to, nor shall it further benefit by, offset or reduction of such compensatory damages award by the amount of any part of Defendant’s payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Defendant agrees that it shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this action. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Defendant by or on behalf of one or more investors based on substantially the same facts as alleged in the Complaint in this action.

4.             Defendant agrees that it shall not seek or accept, directly or indirectly, reimbursement or indemnification from any source, including but not limited to payment made pursuant to any insurance policy, with regard to any civil penalty amounts that Defendant pays pursuant to the Final Judgment, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors. Defendant further agrees that it shall not claim, assert, or apply for a tax deduction or tax credit with regard to any federal, state, or local tax for any penalty amounts that Defendant pays pursuant to the Final Judgment, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors.

5.             Defendant agrees to comply with the following undertakings:

A.            Retention of a Consultant

i.           Biovail shall retain, pay for, and enter into an agreement with an independent consultant (“Consultant”), not unacceptable to the Commission staff, to conduct a comprehensive examination and review of the areas specified below and to make recommendations to Biovail’s board of directors and the Commission staff. The Consultant’s compensation and expenses shall be borne exclusively by Biovail, and shall not be deducted from any amount due under the provisions of the Final Judgment.

ii.          The agreement with the Consultant (“Agreement”) shall provide that the Consultant examine:

a.          Biovail’s internal accounting controls and its internal controls over financial reporting, provided, however, that the Consultant may, if appropriate, rely on Biovail’s independent accountant’s attestation and report on management’s assessment of the effectiveness of Biovail’s internal control structure and procedures pursuant to Section 404 of the Sarbanes-Oxley Act;

b.          The policies, procedures, and effectiveness of Biovail’s regulatory and compliance functions, including the operations of any committees or other mechanisms established to review and approve transactions or for the purpose of preventing the recording of transactions or financial reporting results in a manner that is not in compliance with U.S. generally accepted accounting principles;

c.          Biovail’s training of its accounting staff concerning financial reporting and U.S. generally accepted accounting principles;

d.          Biovail’s ethics and compliance policies, including the adequacy and effectiveness of any whistleblower procedures designed to allow employees and others to report confidentially matters that may bear on Biovail’s financial reporting obligations;

e.          Biovail’s records management and retention policies and procedures, including without limitation such procedures with respect to e-mail and other electronically stored information;

f.           The functioning of Biovail’s audit committee, including the audit committee’s policies and procedures and the methods for the selection of its members;

g.          Biovail’s policies and procedures with respect to compliance with Rule 302(b) of Regulation S-T;

h.          Biovail’s investor relations and public affairs functions, including policies and procedures designed to enhance the quality and accuracy of Biovail’s press releases, investor conference calls, and other similar public disclosures;

i.           Biovail’s policies and procedures concerning its communications with its outside auditors.

B.            Consultant’s Reporting Obligations

i.           The Consultant shall issue a report to Biovail’s board of directors, its audit committee, and to the Commission staff within three months of appointment, provided however, that the Consultant may seek to extend the period of review for one additional three-month term by requesting such an extension from the Commission’s staff. The Commission’s staff, after consultation with Biovail, shall have discretion to grant such extension for the period requested if deemed reasonable and warranted.

ii.          The Consultant’s report shall address the Consultant’s review of the areas specified in paragraph 5.A.ii above and shall include a description of the review performed, the conclusions reached, the Consultant’s recommendations for any changes or improvements to Biovail’s policies and procedures as the Consultant reasonably deems necessary to conform to the law and best practices, and a procedure for implementing the recommended changes or improvements.

iii.         Biovail shall adopt all recommendations contained in the Consultant’s report, provided, however, that within forty-five days of its receipt of the report, Biovail shall in writing advise the Consultant and the Commission staff of any recommendation that it considers to be unnecessary or inappropriate. With respect to any recommendation that Biovail considers unnecessary or inappropriate, Biovail need not adopt that recommendation at that time but shall propose in writing an alternative policy, procedure, or system designed to achieve the same objective or purpose.

iv.        As to any recommendations of the Consultant with respect to which Biovail and the Consultant do not agree, such parties shall attempt in good faith to reach an agreement within ninety days of the issuance of the Consultant’s report. In the event Biovail and the Consultant are unable to agree on an alternative proposal, Biovail shall abide by the determinations of the Consultant.

v.         Biovail shall retain the Consultant for a period of twelve months from the date of appointment in accordance with paragraph 5.C below. After the Consultant’s recommendations become final pursuant to paragraph 5.B.i above, the Consultant shall oversee the implementation of such recommendations and provide a report to Biovail’s board of directors, its audit committee, and to the Commission staff twelve months after appointment concerning the progress of the implementation. If, at the conclusion of this twelve-month period, less than all the recommendations of the consultant (to the extent deemed significant by the Commission staff) have been substantially implemented for at least two successive fiscal quarters, the Commission staff may, in its discretion, direct Biovail to extend the Consultant’s term of appointment until such time as all recommendations (to the extent deemed significant by the Commission staff) have been substantially implemented for at least two successive fiscal quarters.

vi.        In addition to the reports identified above, the Consultant shall provide Biovail’s board of directors, its audit committee, and the Commission staff with such documents or other information concerning the areas specified in paragraph 5.A.ii above as any of them may request during the pendency or at the conclusion of the review.

C.            Terms of Consultant’s Retention

i.           Within forty-five days after the date of entry of the Final Judgment, Biovail will submit to the Commission staff a proposal setting forth the identity, qualifications, and proposed terms of retention of the Consultant. The Commission staff, within thirty days of such notice, will either (a) deem Biovail’s choice of Consultant and proposed terms of retention not unacceptable or (b) require Biovail to propose an alternative Consultant and/or revised proposed terms of retention within fifteen days. This process will continue, as necessary, until the proposed Consultant and retention terms are not unacceptable to the Commission staff.

ii.          The Consultant shall have reasonable access to all of Biovail’s books and records and the ability to meet privately with Biovail’s personnel. Biovail shall instruct and otherwise encourage its officers, directors, and employees to cooperate fully with the review conducted by the Consultant, and inform its officers, directors, and employees that failure to cooperate with the review may be grounds for dismissal, other disciplinary actions, or other appropriate actions.

iii.         The Consultant shall have the right, as reasonable and necessary in his or her judgment, to retain, at Biovail’s expense, attorneys, accountants, and other persons or firms, other than officers, directors, or employees of Biovail, to assist in the discharge of the Consultant’s obligations. Biovail shall pay all reasonable fees and expenses (as reasonably documented) of any persons or firms retained by the Consultant.

iv.        The Consultant shall make and keep notes of interviews conducted, and keep a copy of documents gathered, in connection with the performance of his or her responsibilities, and require all persons and firms retained to assist the Consultant to do so as well.

v.         If the Consultant determines that he or she has a conflict with respect to one or more of the areas described in paragraph 5.A.ii above, he or she shall delegate his or her responsibilities with respect to that subject to a person who is chosen by the Consultant and who is not unacceptable to the Commission staff.

vi.        For the period of engagement and for a period of two years from completion of the engagement, the Consultant shall not enter into any employment, consultant, attorney-client, auditing, or other professional relationship with Biovail, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such, and shall require that any firm with which the Consultant is affiliated or of which the Consultant is a member, or any person engaged to assist the Consultant in performance of the Consultant’s duties under the Final Judgment not, without prior written consent of the Commission staff, enter into any employment, consultant, attorney-client, auditing, or other professional relationship with Biovail, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two years after the engagement.

D.            Fees and Expenses of Distribution

If the Commission determines that amounts paid by Biovail under the terms of the Final Judgment shall be distributed to victims of the violations alleged in the Complaint as a Fair Fund under Section 308 of the Sarbanes Oxley Act or otherwise, Biovail shall pay all fees and expenses relating to such distribution, as reasonably documented, and such fees and expenses shall not be deducted from any amount due under the provisions of the Final Judgment or from any earnings of the distribution fund that may accrue to it prior to the distribution, as interest or otherwise.

6.             Defendant waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.

7.             Defendant waives the right, if any, to a jury trial and to appeal from the entry of the Final Judgment.

8.             Defendant enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Commission or any member, officer, employee, agent, or representative of the Commission to induce Defendant to enter into this Consent.

9.             Defendant agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.

10.           Defendant will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.

11.           Defendant waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Defendant of its terms and conditions. Defendant further agrees to provide counsel for the Commission, within thirty days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Defendant has received and read a copy of the Final Judgment.

12.           Consistent with 17 C.F.R. 202.5(f), this Consent resolves only the claims asserted against Defendant in this civil proceeding. Defendant acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability. Defendant waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. Defendant further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership in, or association with a member of, a self-regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding. In addition, in any disciplinary proceeding before the Commission based on the entry of the injunction in this action, Defendant understands that it shall not be permitted to contest the factual allegations of the complaint in this action.

13.           Defendant understands and agrees to comply with the Commission’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegation in the complaint or order for proceedings.” 17 C.F.R. § 202.5. In compliance with this policy, Defendant agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the complaint or creating the impression that the complaint is without factual basis; and (ii) that upon the filing of this Consent, Defendant hereby withdraws any papers filed in this action to the extent that they deny any allegation in the complaint. If Defendant breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket. Nothing in this paragraph affects Defendant’s: (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

14.           Defendant hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses, or costs expended by Defendant to defend against this action. For these purposes, Defendant agrees that Defendant is not the prevailing party in this action since the parties have reached a good faith settlement.

15.           In connection with this action and any related judicial or administrative proceeding or investigation commenced by the Commission or to which the Commission is a party, Defendant (i) agrees to make its employees available for interviews by Commission staff at such times and places as the staff requests upon reasonable notice, including making available in the Southern District of New York employees located in Canada, Barbados and other locations throughout the world; (ii) will accept service by mail or facsimile transmission of notices or subpoenas issued by the Commission for documents or testimony at depositions, hearings, or trials, or in connection with any related investigation by Commission staff; (iii) appoints Defendant’s undersigned attorney as agent to receive service of such notices and subpoenas; (iv) with respect to such notices and subpoenas, waives the territorial limits on service contained in Rule 45 of the Federal Rules of Civil Procedure and any applicable local rules, provided that the party requesting the testimony reimburses Defendant’s travel, lodging, and subsistence expenses at the then-prevailing U.S. Government per diem rates; and (v) consents to personal jurisdiction over Defendant in any United States District Court for purposes of enforcing any such subpoena.

16.           Defendant agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

17.           Defendant agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

Dated:	March 18, 2008	/s/ Wendy A. Kelley
Biovail Corporation

		By:	Wendy A. Kelley
		Its:	SVP, General Counsel & Corporate Secretary

On March 18, 2008, Wendy Kelley, a person known to me, personally appeared before me and acknowledged executing t e foregoing Consent with full authority to do so on behalf of Biovail Corporation as its SVP, General Counsel & Corporate Secretary.

(Notarized & Signed) Donald Alexander Matheson
Notary Public
Donald Alexander Matheson

Approved as to form:

/s/ T. Barry Kingham

T. Barry Kingham, Esq.
Curtis, Mallet-Prevost, Colt and Mosle LLP
101 Park Avenue
New York, NY 10178-0061
Tel: 212-696-6046
Attorney for Defendant

SO ORDERED.

Dated:	March , 2008
New York, New York

UNITED STATES DISTRICT JUDGE